EXHIBIT 99.1

Global Self Storage Reports First Quarter 2024 Results

Same-Store Occupancy Up 3.4 Percentage Points to 91.3% and Strong Tenant Duration Despite Competitive Move-in Rate Environment

Millbrook, NY – May 10, 2024 – Global Self Storage, Inc. (NASDAQ: SELF), a real estate investment trust that owns, operates, manages, acquires, and redevelops self-storage properties, reported results for the first quarter ended March 31, 2024. All comparisons are to the same year-ago period unless otherwise noted.

Q1 2024 Highlights

•
Total revenues were unchanged at $3.0 million.
•
Net income decreased to $266,000 or $0.02 per diluted share from $993,000 or $0.09 per diluted share.
•
Funds from operations (FFO) decreased 18.3% to $0.8 million or $0.08 per diluted share (see definition of this and other non-GAAP measures and their reconciliation to GAAP, below).
•
Adjusted FFO (AFFO), a non-GAAP term, decreased 14.7% to $0.9 million or $0.08 per diluted share.
•
Same-store revenues were unchanged at $3.0 million.
•
Same-store net operating income (NOI), a non-GAAP term, decreased 5.7% to $1.8 million.
•
Same-store occupancy at March 31, 2024 was 91.3% compared to 87.9% at March 31, 2023 as the company optimized rental revenue. As of May 1, 2024, same-store occupancy increased to 92.8%.
•
Same-store average tenant duration of stay at March 31, 2024 was approximately 3.3 years down from approximately 3.4 years at March 31, 2023.
•
Maintained and covered quarterly dividend of $0.0725 per common share.
•
Capital resources at March 31, 2024 totaled approximately $24.0 million, comprised of $6.9 million in cash, cash equivalents and restricted cash; $2.6 million in marketable securities; and $14.5 million available under the company’s revolving credit facility.

Dividend

On March 1, 2024, the company declared a quarterly dividend of $0.0725 per share, consistent with the quarterly dividend for the year-ago period and previous quarter. The quarterly distribution represents an annualized dividend rate of $0.29 per share.

Company Objective

The objective of the company is to increase value over time for the benefit of its stockholders. Toward this end, the company intends to continue to execute its strategic business plan, which includes funding acquisitions, either directly or through joint ventures, and expansion projects at its existing properties. The company's board of directors regularly reviews the strategic business plan, with topics and metrices that include capital formation, debt versus equity ratios, dividend policy, use of capital and debt, FFO and AFFO performance, and optimal cash levels.

The board of directors and management of Global Self Storage believes that the company's continued operational performance and capital resources position it well to continue to pursue its strategic business plan.

Management Commentary

“In Q1, revenue remained unchanged from the same year-ago quarter, which we attribute to prevailing general economic headwinds that include high inflation and interest rates combined with lower move-in rental rates across the industry,” stated Global Self Storage president and CEO, Mark C. Winmill. “However, against this challenging backdrop, our effective digital and local marketing initiatives helped us increase overall average same-store occupancy to approximately 91.3% at the end of Q1.

“Our West Henrietta occupancy in particular increased 12.5 percentage points to 90.4% at quarter-end as compared to the previous year. We saw this result primarily driven by our combination of digital and local marketing campaigns coupled with our competitive pricing strategies. Our Rochester facility also realized a 6.6 percentage points increase in occupancy to 96.1% at quarter-end. Many of our other locations showed similar occupancy increases. Since then, our average same-store occupancy has continued to improve, increasing 1.5 percentage points to 92.8% as of May 1, 2024.

“We believe our continued focus on customer service has also contributed to our most recent success in increasing our same-store occupancy. We view quality customer service as essential to building brand loyalty, which in turn results in strong word-of-mouth referrals and increased demand for our storage units and services. We also believe it helps us attract and retain high-quality tenants.

“To enhance cybersecurity and productivity, during the quarter we invested further in our information technology, which resulted in a noteworthy one-time non-recurring expense. Our marketing expenses also increased due to additional spending on digital advertising and inflationary increases. It is important to note that these inflationary increases, as well as increased costs for property insurance and real estate property taxes are industry wide.

“On the digital marketing front, we continued to realize benefits from our website re-launch in Q4 of last year. It features an enhanced user interface designed for better engagement and utilization of our now more than 2,900 tenant reviews which has increased by more than 700 reviews since March of last year. Our reviews have become a great asset, especially since many of our properties have hundreds of reviews with a combined average rating of more than 4.8 out of 5 stars.

“We continue to evaluate certain property expansion opportunities and actively pursue potential self-storage property acquisitions, targeting select regions across the U.S. and particularly where supply growth is limited and competition from other professionally managed operators is generally less. These efforts are supported by our robust financial position, with our capital resources at quarter end totaling approximately $24.0 million.

“Looking ahead, we believe our operational performance and capital resources position us well to pursue our strategic business plan and continue to build stockholder value over the long term.”

Q1 2024 Financial Summary

Total revenues decreased 0.1% to $3.0 million in the first quarter of 2024, with the decrease due primarily to lower move-in rental rates. The decrease was offset by increases in occupancy and existing tenant rates under the company’s proprietary revenue rate management program.

Total operating expenses increased 10.4% to $2.4 million compared to $2.2 million in the same year-ago period. The increase was attributable to an increase in store level expenses and general and administrative expenses. The increase in store level operating expenses was due primarily to increased expenses for marketing costs, employment costs and real estate property taxes.

Operating income decreased 28.3% to $591,000, as compared to $825,000 in the same period last year, which was primarily due to increased total expenses.

Net income decreased to $266,000 or $0.02 per diluted share from $993,000 or $0.09 per diluted share in the same year-ago period. Contributing to the decrease was an unrealized loss in marketable equity securities compared to an unrealized gain in the same year-ago period.

As of March 31, 2024, the company’s capital resources totaled approximately $24.0 million, comprised of $6.9 million in cash, cash equivalents and restricted cash, $2.6 million of marketable securities, and $14.5 million available for withdrawal under the company’s revolving credit facility.

Q1 2024 Same-Store Results

As of March 31, 2024, the company owned 12 same-store properties and managed one third-party-owned property, and there were no non-same-store properties.

For the first quarter of 2024, same-store revenues were flat at $3.0 million compared to the same period last year.

Same-store cost of operations increased 9.8% to $1.2 million compared to $1.1 million in the same period last year. This increase in same-store cost of operations was due primarily to increased expenses for employment costs, real estate property taxes, insurance and marketing costs.

Same-store NOI decreased 5.7% to $1.8 million compared to $1.9 million in the same period last year. The decrease was primarily due to more muted revenue growth and the increased cost of operations mentioned above.

Same-store occupancy at March 31, 2024 increased to 91.3% from 87.9% at March 31, 2023. As of May 1, 2024, occupancy at the company’s same-store properties was 92.8%.

Same-store average duration of tenant stay at March 31, 2024 was approximately 3.3 years compared to approximately 3.4 years at March 31, 2023.

For a reconciliation of net income to same-store NOI see, “Reconciliation of GAAP Net Income to Same-Store Net Operating Income,” below.

Q1 2024 Operating Results

Net income in the first quarter of 2024 decreased to $266,000 or $0.02 per diluted share from $993,000 or $0.09 per diluted share in the first quarter of 2023.

Property operations expense increased to $1.2 million from $1.1 million in the same period last year.

General and administrative expenses increased to $803,000 from $680,000 in the same period last year.

Business development costs decreased to $2,300 from $5,200 in the same period last year.

Interest expense decreased to $205,000 from $236,000 in the year-ago period. The decrease was attributable to the change in fair value of the interest rate cap and cash settlements under the interest rate cap from the difference between the reference interest rate and the strike rate.

FFO decreased 18.3% to $0.8 million or $0.08 per diluted share compared to FFO of $1.0 million or $0.09 per diluted share in the same period last year.

AFFO decreased 14.7% to $0.9 million or $0.08 per diluted share compared to AFFO of $1.1 million or $0.10 per diluted share in the same period last year.

Q1 2024 FFO and AFFO(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Net income	$266,150	$992,541
Eliminate items excluded from FFO:
Unrealized loss (gain) on marketable equity securities	174,878	(362,050)
Depreciation and amortization	406,925	406,841
FFO attributable to common stockholders	847,953	1,037,332
Adjustments:
Compensation expense related to stock-based awards	71,004	37,787
Business development	2,275	5,249
AFFO attributable to common stockholders	$921,232	$1,080,368

Earnings per share attributable to common stockholders - basic	$0.02	$0.09
Earnings per share attributable to common stockholders - diluted	$0.02	$0.09
FFO per share - diluted	$0.08	$0.09
AFFO per share - diluted	$0.08	$0.10

Weighted average shares outstanding - basic	11,073,439	11,034,193
Weighted average shares outstanding - diluted	11,110,963	11,080,511

Additional Information

Additional information about the company’s first quarter of 2024 results, including financial statements and related notes, is available on Form 10-Q as filed with the U.S. Securities and Exchange Commission and posted to the investor relations section of the company’s website.

About Global Self Storage

Global Self Storage is a self-administered and self-managed REIT that owns, operates, manages, acquires, and redevelops self-storage properties. The company’s self-storage properties are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. Through its wholly owned subsidiaries, the company owns and/or manages 13 self-storage properties in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, South Carolina, and Oklahoma.

For more information, go to ir.globalselfstorage.us or visit the company’s customer site at www.globalselfstorage.us. You can also follow Global Self Storage on X, LinkedIn and Facebook.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and are considered helpful measures of REIT performance by REITs and many REIT analysts. NAREIT defines FFO as a REIT’s net income, excluding gains or losses from sales of property, and adding back real estate depreciation and amortization. The Company also excludes changes in unrealized gains or losses on marketable equity securities. FFO and FFO per share are not a substitute for net income or earnings per share. FFO is not a substitute for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because it excludes financing activities presented on our statements of cash flows. In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful. However, the Company believes that to further understand the performance of its stores, FFO should be considered along with the net income and cash flows reported in accordance with GAAP and as presented in the Company’s financial statements.

Adjusted FFO (“AFFO”) and AFFO per share are non-GAAP measures that represent FFO and FFO per share excluding the effects of stock-based compensation, business development, capital raising, and acquisition related costs and non-recurring items, which we believe are not indicative of the Company’s operating results. AFFO and AFFO per share are not a substitute for net income or earnings per share. AFFO is not a substitute for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because it excludes financing activities presented on our statements of cash flows. We present AFFO because we believe it is a helpful measure in understanding our results of operations insofar as we believe that the items noted above that are included in FFO, but excluded from AFFO, are not indicative of our ongoing operating results. We also believe that the analyst community considers our AFFO (or similar measures using different terminology) when evaluating us. Because other REITs or real estate companies may not compute AFFO in the same manner as we do, and may use different terminology, our computation of AFFO may not be comparable to AFFO reported by other REITs or real estate companies. However, the Company believes that to further understand the performance of its stores, AFFO should be considered along with the net income and cash flows reported in accordance with GAAP and as presented in the Company’s financial statements.

We believe net operating income or “NOI” is a meaningful measure of operating performance because we utilize NOI in making decisions with respect to, among other things, capital allocations, determining current store values, evaluating store performance, and in comparing period-to-period and market-to-market store operating results. In addition, we believe the investment community utilizes NOI in determining operating performance and real estate values and does not consider depreciation expense because it is based upon historical cost. NOI is defined as net store earnings before general and administrative expenses, interest, taxes, depreciation, and amortization.

NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating our operating results.

Same-Store Self Storage Operations Definition

We consider our same-store portfolio to consist of only those stores owned and operated on a stabilized basis at the beginning and at the end of the applicable periods presented. We consider a store to be stabilized once it has achieved an occupancy rate that we believe, based on our assessment of market-specific data, is representative of similar self storage assets in the applicable market for a full year measured as of the most recent January 1 and has not been significantly damaged by natural disaster or undergone significant renovation or expansion. We believe that same-store results are useful to investors in evaluating our performance because they provide information relating to changes in store-level operating performance without taking into account the effects of acquisitions, dispositions, or new ground-up developments. At March 31, 2024, we owned twelve same-store properties and zero non same-store properties. The company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to, variances in occupancy, rental revenue, operating expenses, and NOI, stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions, or completed developments. Same-store results should not be used as a basis for future same-store performance or for the performance of the company’s stores as a whole.

Cautionary Note Regarding Forward Looking Statements

Certain information presented in this press release may contain “forward-looking statements” within the meaning of the federal securities laws including, but not limited to, the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements concerning the company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions, and other information that is not historical information. In some cases, forward looking statements can be identified by terminology such as “believes,” “plans,” “intends,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or the negative of such terms or other comparable terminology, or by discussions of strategy. All forward-looking statements by the company involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the company, which may cause the company’s actual results to be materially different from those expressed or implied by such statements. The company may also make additional forward looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by the company or on its behalf, are also expressly qualified by these cautionary statements. Investors should carefully consider the risks, uncertainties, and other factors, together with all of the other information included in the company’s filings with the Securities and Exchange Commission, and similar information. All forward-looking statements, including without limitation, the company’s examination of historical operating trends and estimates of future earnings, are based upon the company’s current expectations and various assumptions. The company’s expectations, beliefs and projections are expressed in good faith, but there can be no assurance that the company’s expectations, beliefs and projections will result or be achieved. All forward looking statements apply only as of the date made. The company undertakes no obligation to publicly update or revise forward looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events. The amount, nature, and/or frequency of dividends paid by the company may be changed at any time without notice.

Company Contact:

Thomas O’Malley

Chief Financial Officer

Global Self Storage

1 (212) 785-0900, ext. 267

tomalley@globalselfstorage.us

Investor Relations Contact:

Ron Both

CMA Investor Relations

Tel (949) 432-7566

Email Contact

Media Contact:

Tim Randall

CMA Media Relations

Tel (949) 432-7572

Email Contact

GLOBAL SELF STORAGE, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Real estate assets, net	$55,084,366	$55,481,220
Cash and cash equivalents	6,740,078	6,921,779
Restricted cash	126,162	106,767
Investments in securities	2,600,151	2,775,029
Accounts receivable	152,666	169,410
Prepaid expenses and other assets	630,375	629,196
Line of credit issuance costs, net	25,400	50,801
Interest rate cap	30,200	50,881
Goodwill	694,121	694,121
Total assets	$66,083,519	$66,879,204
Liabilities and equity
Note payable, net	$16,767,445	$16,901,219
Accounts payable and accrued expenses	1,541,461	1,731,958
Total liabilities	18,308,906	18,633,177
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized; no shares outstanding	—	—
Common stock, $0.01 par value: 450,000,000 shares authorized; 11,267,048 shares and 11,153,513 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	112,671	111,535
Additional paid in capital	49,298,888	49,229,020
Accumulated deficit	(1,636,946)	(1,094,528)
Total stockholders' equity	47,774,613	48,246,027
Total liabilities and stockholders' equity	$66,083,519	$66,879,204

GLOBAL SELF STORAGE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023
Revenues
Rental income	$2,913,461	$2,924,404
Other property related income	103,850	91,737
Management fees and other income	16,729	21,811
Total revenues	3,034,040	3,037,952
Expenses
Property operations	1,231,116	1,121,337
General and administrative	802,730	679,712
Depreciation and amortization	406,925	406,841
Business development	2,275	5,249
Total expenses	2,443,046	2,213,139
Operating income	590,994	824,813
Other income (expense)
Dividend and interest income	54,877	41,566
Unrealized (loss) gain on marketable equity securities	(174,878)	362,050
Interest expense	(204,843)	(235,888)
Total other income (expense), net	(324,844)	167,728
Net income and comprehensive income	$266,150	$992,541
Earnings per share
Basic	$0.02	$0.09
Diluted	$0.02	$0.09
Weighted average shares outstanding
Basic	11,073,439	11,034,193
Diluted	11,110,963	11,080,511

Reconciliation of GAAP Net Income to Same-Store Net Operating Income

The following table presents a reconciliation of same-store net operating income to net income as presented on the company’s consolidated statements of operations for the periods indicated (unaudited):

	For the Three Months Ended March 31,
	2024	2023
Net income	$266,150	$992,541
Adjustments:
Management fees and other income	(16,729)	(21,811)
General and administrative	802,730	679,712
Depreciation and amortization	406,925	406,841
Business development	2,275	5,249
Dividend and interest	(54,877)	(41,566)
Unrealized loss (gain) on marketable equity securities	174,878	(362,050)
Interest expense	204,843	235,888
Total same-store net operating income	$1,786,195	$1,894,804

	For the Three Months Ended March 31,
	2024	2023
Same-store revenues	$3,017,311	$3,016,141
Same-store cost of operations	1,231,116	1,121,337
Total same-store net operating income	$1,786,195	$1,894,804